UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 6, 2008

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900

Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            Entry into a Material Definitive Agreement

On August 6, 2008, Xplore Technologies Corp. (the “Company”) through its wholly owned subsidiary Xplore Technologies Corporation of America, a Delaware corporation (“Borrower”), executed the sixth amendment (the “Sixth Amendment”) to the Loan and Security Agreement dated as of September 15, 2005, as amended, by and between the Borrower and Silicon Valley Bank (“SVB”).  The Sixth Amendment was effective as of July 31, 2008.

The Sixth Amendment extended the deadline by which the Borrower was required to receive proceeds from the issuance of subordinated debt or equity securities from no later than July 31, 2008 to no later than September 5, 2008, as well as increased the amount to be received from the financing from $2,000,000 to $3,000,000. In addition, the Sixth Amendment waived the Company’s compliance with the covenant requiring it to maintain a minimum tangible net worth of $3,750,000, and the covenant which required the Company receive at least $2,000,000 in proceeds from the issuance of subordinated debt or equity securities no later than July 31, 2008.

The Sixth Amendment is filed herewith as Exhibit 10.1.  The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

ITEM 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the description of the Sixth Amendment in Item 1.01 hereof which is incorporated by reference herein.

ITEM 9.01            Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1                                    Sixth Amendment dated August 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2008	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand

Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                                    Sixth Amendment to the Loan Agreement dated August 6, 2008.